EXHIBIT 99.1

Indoor Harvest Corp Announces Third Quarter Results

Houston, Texas, November 22, 2016 — Indoor Harvest Corp (OTCQB:INQD), through its brand name Indoor Harvest®, is a full service, state of the art design-build engineering firm for the indoor and vertical farming industry. The company provides production platforms, mechanical systems and complete custom designed build outs for both greenhouse and building integrated agriculture grows, tailored to the specific needs of virtually any cultivar. The Company is pleased to provide a summary report of third quarter results for 2016.

Management will host a conference call on Thursday, December 1, 2016, at 2:00 PM EST, to discuss results, provide guidance and conduct a Q&A session for investors and analysts. Individuals interested in participating may dial in using the information below:

Dial In: (855) 551-1031

Conference ID: 23475012

A recording will be made available to investors who cannot attend shortly after the call and will be posted to the Company Facebook and Twitter pages.

Potential Separation and Sale of Cannabis Operations

On August 22, 2016 we entered into a memorandum of agreement ("MOA") with Head North LLC ("Head North") to provide Head North with an exclusive period to negotiate an acquisition, merger, or joint venture, of our cannabis related operations in exchange for certain funding obligations. On September 2, 2016, the Company received an executed subscription agreement for $375,000 of our Series A Preferred shares related to the terms outlined in our MOA. On September 23, 2016, we issued 30 day notice to Head North that we were terminating the agreement under Section VIII due to default under the terms of the MOA and a failure to fund its subscription.

The Company is currently actively pursuing separating its cannabis and produce operations as part of its growth strategy. As of the date of this Report, the Company is negotiating with multiple new groups for the potential merger, acquisition, or formation of a joint venture, to acquire our assets and operations related to cannabis. There is no guarantee that an agreement will be reached with any group we are currently negotiating with, or that the Company will be successful in its efforts to separate its cannabis and produce operations.

Signed Design-Build, EPCM Agreements

On March 8, 2016, we entered into a design-build, EPCM contract with OD Farms for a 7,000 sq. ft. cannabis production facility in Alaska. The contract includes an EPCM agreement for HVAC, LED lighting and facility controls. On April 21, 2016, we completed initial design work and provided the client with a ROM estimate of $2,009,308 for HVAC, LED lighting, facility controls and equipment schedule. As of September 30, 2016, the Company had closed this project and recorded $35,000 in other revenue for design services and removed the project from current projects pending further instructions from the client.

On July 6, 2016, we entered into Phase Two of our Cannabis Production Pilot Agreement with Canopy Growth Corporation and signed a design-build, EPCM, cost plus contract with Tweed, a subsidiary of Canopy Growth, to construct a High Pressure Aeroponic (“HPA”) production system to include facility integration and controls for the purpose of an economic pilot. The production system will include 13 HPA units and a Nutrient Dispensing System (pump skid). Additional costs for mechanical, electrical, plumbing and controls will be invoiced prior to hardware shipment and onsite installation under a cost plus agreement.

On July 13, 2016, we entered into a design-build, EPCM, maximum guaranteed price agreement, for a 40,000 sq.ft vertical farm project in Johnstown Ontario with IGES Canada ltd., the project includes 676 Low Tide VFRack platforms, integrated LED lighting, facilities mechanical, electrical and plumbing, construction management and equipment start-up and commissioning. Total contract maximum guaranteed price is $11,374,500 with 5% of the total, $568,725 due upon the start of design work. Originally contracted to begin on September 23, 2016, the project start date has been delayed by the client for administrative and seasonal reasons.

On July 27, 2016, we entered into a design-build, EPCM, cost plus agreement, with TexAg Ventures, LLC, to provide full design and engineering, system prototyping and system testing of a custom vertical farming platform. An initial deposit of $35,000 is required to begin prototyping. Design and engineering services were to be provided free and remaining project costs will be deemed construction coordination services and billed at cost plus. As of September 30, 2016, approximately 90% of the design work has been completed.

2

Current Projects

Our current projects involve both Equipment Sales and Design-Build/Engineering, Procurement and Construction Projects, with the status of each as of September 30, 2016 as set forth below.

Project-Client	Facility Type	Project Type	Project Status September 30, 2016	Equipment Price/Design Fee Total	ROM Estimate

IGES Johnstown	Produce	EPCM	0% Completed	$-	$11,374,500
Tweed	Cannabis	Equipment Installation	0% Completed	$96,925	$-

Current EPCM Sales Pipeline

Our current sales pipeline consists of 9 facility build discussions with 6 in early to mid-stage discussions and 3 in late stage negotiations and 3 new potential projects as of June 30, 2016. The company is pursuing final agreements applicable for the stage of development the client is in. There is no guarantee of success regarding these agreements or that applicable project revenue will be fully recognized until the agreements and final budget negotiations are complete.

Below is a table showing the Company's current sales pipeline status as of September 30, 2016:

Project-Client	Facility Type	Scoped [1]	DB Phase 1 - Contract Sent [2]	DB Phase 2 - Contract Sent [3]	Design Fee/ROM Estimate [4]

IGES/Welland	Produce		☒		$3,970,000
IGES/Tyendenag	Produce			☒	$2,441,000
IGES/Kingston	Produce	☒			$3,970,000
IGES/Galipeau/Smith Falls	Produce	☒			$5,960,841
IGES/Easton	Produce	☒			$4,500,000
Alamo CBD	CBD/Pharma	☒			$5,000,000
ZP CO	Cannabis	☒			$2,000,000
DR VF	Produce			☒	$545,000
Metro VF	Produce			☒	$401,200
Total					$28,518,041

______________

[1]

Scoped - Includes projects in which initial meetings have taken place, preliminary design work has been provided based on the clients provided scope of work along with a project ROM estimate. Scoped projects are early to mid-stage in the design-build process and have a high risk of being abandoned by either party.

[2]

DB Phase 1 - Contract Sent - Includes projects that have completed the initial client side discussions and a contract has been provided to the client to develop a detailed scope of work and engineered drawings to develop a project cost estimate. DB Phase 1 projects are early to mid-stage in the design-build process and have a high risk of being abandoned by either party.

[3]

DB Phase 2 - Contract Sent - Includes projects that have completed a DB Phase 1 contract, or where the client has provided a detailed scope of work and drawings where no initial design work is needed. DB Phase 2 contracts are also generally provided to B2B clients. DB Phase 2 projects are mid to late stage in the design-build process and have a medium to low risk of being abandoned by either party.

[4]	ROM Value - See description above. There is no assurance that the Company will receive as revenues any or all of the total amount of a ROM estimate.

3

Results of Operations

For the three months ended September 30, 2016 we generated revenue of $21,210 with cost of sales of $11,278 resulting in gross income of $9,932. We did not generate any revenue as of September 30, 2015. For the nine months ended September 30, 2016 we generated revenue of $83,376 with cost of sales of $55,199 resulting in gross income of $28,177.

For the three months ended September 30, 2016 and September 30, 2015, we incurred $314,410 and $380,932, respectively, in operating expenses. For the nine months ended September 30, 2016 and September 30, 2015, we incurred $1,059,474 and $960,734, respectively, in operating expenses. The increase in our operating expenses are due to increases in costs related to additional payroll costs, building lease and increased operational activities.

Our expenses related to research and development for the three months ended September 30, 2016 and September 30, 2015 were $6,376 and $5,459, respectively. Our increase for the three months ended September 30, 2016, were for research and development of new products. Our expenses related to research and development for the nine months ended September 30, 2016 and September 30, 2015 were $15,047 and $17,987, respectively. The decrease in research and development expenses for the nine-month period was due to decreased costs associated with our collaborative R&D partnerships, in which we share some costs associated with R&D with our partners.

As of September 30, 2016 we had total liabilities of $517,055, while at December 31, 2015, we had total liabilities of $110,147. The increase was the result of accrued payroll expenses from hiring new employees, accounts payable and accrued expenses, billings in excess of costs and estimated earnings and convertible notes payable.

Deferred rent payable at September 30, 2016 was $9,082. Deferred rent payable is the sum of the difference between the monthly rent payment and the straight-line monthly rent expense of an operating lease that contains escalated payments in future periods.

Liquidity and Capital Resources

As of September 30, 2016, we had $44,379 in total current assets. We had current liabilities of $488,332 as of September 30, 2016. Accordingly, we had a working capital deficit of $443,953 as of September 30, 2016.

Operating activities used $472,939 in cash for the nine months ended September 30, 2016, as compared with $541,313 used for the nine months ended September 30, 2015.

Investing activities for the nine months ended September 30, 2016 used $3,012 in cash, as compared with using $60,957 for the nine months ended September 30, 2015.

Financing activities for the nine months ended September 30, 2016 generated $403,368 in cash, as compared with $312,699 for the nine months ended September 30, 2015. Proceeds from financing activities consisted primarily of proceeds from issuance of convertible debt in 2016 and common stock for cash in 2015.

Cash Requirements: Current Operational Activities

Our estimated minimum day-to-day operational costs as set forth above, are estimated to be approximately $430,800 to maintain current operational activities during the next 12 months. Our minimal annual operating expenses includes $352,000 in payroll expenses, our lease agreement for our 10,000 sq. ft. facility of $55,200 per year, our estimated annual utility expenses of $10,800 and $12,800 in miscellaneous operating expenses. In addition, we will have $75,000 in costs related to maintaining our publicly traded status over the next 12 months.

4

Planned Restructuring

During the next 12 months, we anticipate restructuring our Company by separating our cannabis and produce related operations. The Company currently has no additional planned operational activities beyond supporting its current operational activities until restructuring is complete.

Consistent with the SEC’s April 2013 guidance on using social media outlets like Facebook and Twitter to make corporate disclosures and announce key information in compliance with Regulation FD, Indoor Harvest is alerting investors and other members of the general public that Indoor Harvest will provide weekly updates on operations and progress through its social media on Facebook, Twitter and Youtube. Investors, potential investors and individuals interested in our company are encouraged to keep informed by following us on Twitter, YouTube or Facebook.

Facebook: http://www.facebook.com/indoorharvest

Twitter: http://www.twitter.com/indoorharvest

Youtube: http://www.youtube.com/indoorharvest

ABOUT INDOOR HARVEST CORP

Indoor Harvest Corp, through its brand name Indoor Harvest®, is a full service, state of the art design-build engineering firm for the indoor farming industry. Providing production platforms and complete custom designed build outs for both greenhouse and building integrated agriculture (BIA) grows, tailored to the specific needs of virtually any cultivar. Our patent pending aeroponic fixtures are based upon a modular concept in which primary components are interchangeable. Visit our website at http://www.indoorharvest.com for more information about our Company.

FORWARD LOOKING STATEMENTS

This release contains certain “forward-looking statements” relating to the business of Indoor Harvest and its subsidiary companies, which can be identified by the use of forward-looking terminology such as “estimates,” “believes,” “anticipates,” “intends,” expects” and similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. These forward-looking statements are based on Indoor Harvest’s current expectations and beliefs concerning future developments and their potential effects on Indoor Harvest. There can be no assurance that future developments affecting Indoor Harvest will be those anticipated by Indoor Harvest. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. Indoor Harvest undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contacts:

Indoor Harvest Corp

CEO, Mr. Chad Sykes

713-410-7903

ccsykes@indoorharvest.com

5